CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
 Global Realty Development Corp.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2006 included in the Annual Report on Form 10-KSB of Global Realty Development Corp. for the year ended December 31, 2005 and to all references to our Firm included in this Registration Statement.



/s/ Meyler & Company, LLC
--------------------------
Meyler & Company, LLC
Middletown, New Jersey
June 30, 2006